Stem Holdings Inc. Announces C$10 Million Offering of Convertible Debenture Special Warrants

BOCA RATON, November 5, 2018 – Stem Holdings Inc. (OTCQB: STMH CSE: STEM) (the “Company” or “Stem”) is pleased to announce the Company will offer on a private placement basis up to 10,000 special warrants of the Company (the “CD Special Warrants”), at a price of $1,000 per CD Special Warrant for aggregate gross proceeds of up to $10,000,000 (the “Offering”).

Each CD Special Warrant will be exchangeable upon the occurrence of certain events (with no further action on the part of the holder thereof and for no further consideration) for one convertible debenture unit of the Company (a “Convertible Debenture Unit”). The Company will provide certain registration rights to purchasers of the CD Special Warrants.

Each Convertible Debenture Unit will be comprised of $1,000 principal amount 8.0% senior unsecured convertible debenture (each, a “Convertible Debenture”) of the Company and 167 common share purchase warrants of the Company (each, a “Warrant”). Each Warrant will entitle the holder to purchase one common share of the Company (each, a “Warrant Share”) at an exercise price of $3.90 per Warrant Share for a period of 24 months following the closing of the Offering.

The CD Special Warrants are to be offered and sold by private placement (i) in Canada to “accredited investors” within the meaning of National Instrument 45-106 and other exempt purchasers in each province of Canada, except Quebec, as agreed upon by the Company and the Agents, (ii) in the United States by way of private placement pursuant to available exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “1933 Act”), and (iii) outside Canada and the United States on a basis which does not require the qualification or registration of any of the CD Special Warrants.

The net proceeds of the Offering will be used to for expansion initiatives and general corporate purposes.

Closing of the Offering is expected to occur on or about November 27, 2018, subject to receipt of regulatory approvals, including the approval of the CSE.

The securities being offered have not been, nor will they be, registered under the United States 1933 Act, and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons absent registration or an applicable exemption from the registration requirements. This news release will not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful.

About Stem Holdings Inc.

Stem has positioned itself as a leader in the U.S. cannabis industry by building and operating state-of-the-art cannabis licensed solutions that include: cultivation, processing and retail properties across multiple U.S. markets. As one of the most innovative cannabis companies, Stem operates, acquires and improves properties for cannabis industry operators and provides turn-key vertically integrated solutions including but not limited to edibles, marijuana and hemp cultivation, extraction, and processing. These cannabis entities have developed an extensive portfolio of award-winning consumer-facing brands such as TJ’s Gardens, Yerba Buena®, Cannavore®, incredibles®, Dose-ology and Green T-Farms. For more information, visit www.stemholdings.com.

The CSE does not accept responsibility for the adequacy or accuracy of this release.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements which constitute “forward-looking information” within the meaning of applicable securities laws, including statements regarding the plans, intentions, beliefs and current expectations of the management of Stem with respect to future business activities. Forward-looking information is often identified by the words “may”, “would”, “could”, “should”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” or similar expressions and include, without limitation, information regarding: (i) the terms of the proposed Offering and the proposed date of closing thereof, (ii) the proposed use of proceeds of the Offering, and (iii) the filing of the Qualification Prospectus and the Registration Statement.

Investors are cautioned that forward-looking information is not based on historical facts but instead reflect the management of Stem’s expectations, estimates or projections concerning future results or events based on the opinions, assumptions and estimates of management considered reasonable at the date the statements are made. Although Stem believes that the expectations reflected in such forward-looking information are reasonable, such information involves risks and uncertainties, and undue reliance should not be placed on such information, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the Company. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking information are the following: changes in general economic, business and political conditions, including changes in the financial markets; adverse changes in the public perception of cannabis; decreases in the prevailing prices for cannabis and cannabis products in the markets that the Company operates in; adverse changes in applicable laws; or adverse changes in the application or enforcement of current laws, including those related to taxation; the inability to locate and acquire suitable companies, properties and assets necessary to execute on the Company’s business plans; and increasing costs of compliance with extensive government regulation. This forward-looking information may be affected by risks and uncertainties in the business of Stem and market conditions.

Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking information prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated, believed, estimated or expected. Although Stem has attempted to identify important risks, uncertainties and factors which could cause actual results to differ materially, there may be others that cause results not to be as anticipated, estimated or intended. Stem does not intend, and does not assume any obligation, to update this forward-looking information except as otherwise required by applicable law.

For further information, please contact:

Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

212.460.0360

admin@amatopartners.com

Media Contact:

Mauria Betts

Director of Branding and Public Relations

971.266.1908

mauria@stemholdings.com